Exhibit 99.1

2818 N. Sullivan Rd. Ste 30	Contact:
Spokane, WA 99216	Kaspien Holdings Inc.
www.Kaspien.com	Ed Sapienza
Chief Financial Officer
(518) 452-1242

NEWS RELEASE

TRANS WORLD ENTERTAINMENT ANNOUNCES NAME AND TICKER SYMBOL CHANGE

Albany, NY, September 4, 2020—Kaspien Holdings Inc. (Nasdaq: KSPN) formerly Trans World Entertainment Corporation (Nasdaq: TWMC), today announced a new ticker symbol. As previously announced, the Company’s former name, Trans World Entertainment Corporation, has now been changed to Kaspien Holdings Inc. and will begin trading under the ticker KSPN on the NASDAQ Capital Market, effective September 8, 2020.

Kaspien provides a platform of software and services to empower brands to grow their online distribution channels on digital marketplaces such as Amazon, Walmart, eBay, among others. The Company helps brands achieve their online retail goals through its innovative and proprietary technology, tailored strategies, and mutually beneficial partnerships. Kaspien is positioning itself to be a brand’s ultimate online growth partner and is guided by seven core principles:
•	Partner Obsession	•	Results
•	Insights Driven	•	Ownership
•	Simplicity	•	Diversity and Teamwork
•	Innovation

 Certain statements in this release set forth management’s intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses.  Actual results may differ materially from those indicated in such statements.  Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.